UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Nasdaq Acceptance of Compliance Plan

On May 24, 2016, Osiris Therapeutics, Inc. (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) that Nasdaq has granted an exception to Nasdaq Listing Rule 5250(c)(1), extending the deadline until September 12, 2016 for the Company to file all delinquent periodic reports with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  The exception was granted by Nasdaq based on a compliance plan submitted by the Company in response to a previously announced Nasdaq request.

U.S. Attorney Investigation

The Company has been advised by the United States Attorney’s Office for the Southern District of New York that a criminal investigation has been opened by that office into what the Company understands to be matters also under investigation, as previously disclosed, by the SEC.  As with the SEC investigation, the Company intends to cooperate fully with the investigation being conducted by the U.S. Attorney’s Office. The Company is unable to predict the duration, scope or outcome of either investigation or their potential impact on the Company’s financial condition and results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.
	By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: May 27, 2016

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